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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

K12 Inc.
Herndon, Virginia

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-148436, No. 333-198608 and No. 333- 206083) of K12 Inc. and subsidiaries of our reports dated August 9, 2016, relating to the consolidated financial statements and financial statement schedule and the effectiveness of K12 Inc. and subsidiaries' internal control over financial reporting, which appear in this Annual Report on Form 10-K.

                      /s/ BDO USA, LLP

McLean, Virginia
August 9, 2016

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm